ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

                              ARTICLES OF AMENDMENT

      ING STRATEGIC ALLOCATION PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation desires to, and does hereby, amend its charter (the "Charter") as currently in effect.

      First: The names of the following series of the Corporation are hereby changed, as indicated below:

      Current Name                          New Name
      ------------                          --------
      ING VP Strategic Allocation           ING VP Strategic Allocation
      Balanced Portfolio                    Moderate Portfolio

      ING VP Strategic Allocation           ING VP Strategic Allocation
      Income Portfolio                      Conservative Portfolio

      SECOND: The amendment to the Charter herein set forth was duly approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by ss. 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

      THIRD: The foregoing amendment shall be effective on April 28, 2006.

      The undersigned Executive Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary on this 10th day of April, 2006.

WITNESS:                                ING Strategic Allocation Portfolio, Inc.


/s/ Theresa K. Kelety                   /s/ Robert S. Naka
---------------------------------       ----------------------------------------
Name: Theresa K. Kelety                 Name: Robert S. Naka
Title: Secretary                        Title: Executive Vice President